UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WILDON PRODUCTIONS INC.
                    ----------------------------------------
                 (Name of small business issuer in its charter)

         NEVADA                      1000                        68-0634458
  ---------------------   ----------------------------      --------------------
   (State or              (Primary Standard Industrial        (I.R.S. Employer
    jurisdiction          of Classification Code Number)    Identification No.)
    incorporation or
    organization)

                             Wildon Productions Inc.
                         Ms. Ekaterina Popoff, President
                              702-3071 Glen Drive,
                                 Coquitlam, B.C.
                                     V3B 7R1
                            Telephone: (604) 725-5214
                            Facsimile: (604) 681-5057
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                     United States Corporation Agents, Inc.
                         500 N Rainbow Blvd. Suite 300A
                            Las Vegas, Nevada, 89107
                             Telephone: 888-381-8758
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of            as soon as practicable after
proposed sale to the public:   the effective date of this
                             Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF        AMOUNT TO        PROPOSED   PROPOSED         AMOUNT OF
EACH CLASS      BE               MAXIMUM    MAXIMUM          REGISTRATION
OF              REGISTERED       OFFERING   AGGREGATE        FEE
SECURITIES                                  PRICE PER        OFFERING
TO BE                                       SHARE            PRICE
REGISTERED
--------------------------------------------------------------------------------
Common Stock   10,000,000 shares  $0.02     $200,000          $ 21.40


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, Dated October 25, 2006

Agent for service of process:           United States Corporation Agents, Inc.
                                        500 N Rainbow Blvd. Suite 300A
                                        Las Vegas, Nevada, 89107
                                        Telephone:  888-381-8758

                                   PROSPECTUS
                             WILDON PRODUCTIONS INC.

              4,300,000 SHARES MINIMUM - 10,000,000 SHARES MAXIMUM
                                  COMMON STOCK

There is no public market for our common stock.


We are offering a minimum of 4,300,000 and a maximum of 10,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. In the event that 4,300,000 shares are not sold within 180 days of the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 4,300,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 4,300,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.


There are no arrangements to place the funds in an escrow, trust or similar account.


Our common stock will be sold by Ekaterina Popoff and Vladimir Barinov, our directors.


Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

                                                          Offering Price           Expenses          Proceeds to Us
                                                       -----------------------------------------------------------------

                                                       -----------------------------------------------------------------
Per Share - Minimum                                    $              0.02  $             0.001   $             0.019
Per Share - Maximum                                    $              0.02  $             0.000   $             0.002
Minimum                                                $            86,000  $             4,500   $            81,500
Maximum                                                $           200,000  $             4,500   $           195,500

The difference between the "Offering Price" and the "Proceeds to Us" is $4,500. The $4,500 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $4,500 will be paid to unaffiliated third parties for expenses connected with this offering. The $4,500 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is October 25, 2006.

Dealer Prospectus Delivery Obligation


Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents

                                                                           Page
PART I -- INFORMATION REQUIRED IN PROSPECTUS

Summary of Prospectus
            Our Business                                                     7
            The Offering                                                     7
            Financial Summary Information                                    8
Risk Factors                                                                 8

1.    If we do not obtain additional financing, our business will fail       8
2.    Because we have only recently commenced business operations, we
       face a high risk of business failure                                  9
3.    Because of the speculative nature of exploration of mining
        properties, there is substantial risk that our business will fail    9
4.    We need to continue as a going concern if our business is to succeed  10
5.    Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as
       we conduct our business                                              10
6.    If we become subject to burdensome government regulation or other
       legal uncertainties, our  business will be negatively affected       10
7.    Because our president has other business interests, she may not be able or willing to devote a sufficient amount of time to our
       business operations, causing our business to fail                    11
8.   Because management has no technical experience in mineral
       exploration, our business has a high risk of failure                 11
9.   If a market for our common stock does not develop, shareholders
       may be unable to sell their shares                                   11
Use of Proceeds                                                             11
Determination of Offering Price                                             12
Dilution of the Price you Pay for Your Shares                               12
Plan of Distribution; Terms of the Offering                                 14
      Section 15(g) of the Exchange Act                                     15
      Offering Period and Expiration Date                                   16
      Procedures for Subscribing                                            16
      Right to Reject Subscriptions                                         16
Legal Proceedings                                                           16
Directors and Officers                                                      16
Security Ownership of Certain Beneficial Owners and Management              17
Description of Securities                                                   18
      Common Stock                                                          18
      Preferred Stock                                                       19
      Dividend Policy                                                       19
Interests of Named Experts and Counsel                                      19
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                            19
Description of Business                                                     20
      General                                                               20
      Indy Claims Property Agreement                                        21
      Description, location & access                                        21
      Title to Indy Claims Group                                            21
      Exploration History                                                   21
Employees                                                                   25
Reports to Security Holders                                                 28
Plan of Operations                                                          26
Results of Operations for period ending August 31, 2006                     27
Certain relationships and related transactions                              28
Market for Common Equity and Related Stockholder Matters                    28
Compensation                                                                29

Financial Statements                                                        30
Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                       31

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                        31

Indemnification of Officers and Directors                                   31
Other Expenses of Issuance and Distribution                                 32
Exhibits                                                                    34
Undertakings                                                                34
Signatures                                                                  35

PART I -- INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," "Wildon," "Wildon Productions" or the "company" mean Wildon Productions Inc.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                   Our Company

Wildon Productions Inc. is an exploration stage Company. We are primarily engaged in the acquisition and exploration of mining properties.

We have acquired a 100% interest in the Indy Claims Group, which is located 40 kilometers west of Kamloops, on the southern shore of Thompson River in British Columbia and consist of 15 mineral concession units covering an area of 206.8 hectares. To date, we have commenced, but not completed, phase one of our exploration program on the Indy Claims Group.

Our objective is to conduct mineral exploration activities on the Indy Claims Group in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the claims. Our proposed exploration program is designed to search for an economic mineral deposit.

We are planning to conduct only the preliminary stages of exploration work on the Indy Claims Group. We will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the property contains economic quantities of mineralization.

On July 17, 2006, a registration statement relating to 5,950,000 shares of common stock was declared effective. Accordingly, we are a reporting issuer. We have applied to have our shares quoted on the OTC Bulletin Board market. However, there is no assurance that this application will be successful or that any market will develop for our stock.

We were incorporated on March 12, 2004, under the laws of the state of Nevada. Our principal offices are located at 702-3071 Glen Drive, Coquitlam, British Columbia, Canada. Our telephone number is (604) 725-5214.

                                  The Offering

Following is a brief summary of this offering:

Securities being offered
------------------------
     4,300,000 shares of common stock minimum and 10,000,000 shares of common stock maximum, par value $0.001


Offering price per share
------------------------
     $ 0.02

Offering  period
----------------
     The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.



Net proceeds to us
------------------
     Approximately $ 81,500 assuming the minimum number of shares are sold.

     Approximately $195,500 assuming the maximum number of shares are sold.

Use of proceeds
---------------
     We will use the proceeds to pay for exploration program, administrative expenses, the implementation of our business plan, and general working capital.



Number of shares outstanding before the offering
------------------------------------------------
     9,950,000


Number of shares outstanding after the offering
-----------------------------------------------
     14,250,000 (if minimum number of shares are sold)
     19,950,000 (if maximum number of shares are sold)

Financial Summary Information

Balance Sheet Data                    August 31, 2006      February 28, 2006
                                         (unaudited)             (audited)

Cash                                     $     6,673              $    23,282
Total Assets                             $     6,673              $    23,282
Liabilities                              $     6,092              $     2,727
Total Stockholders' Equity (Deficit)     $       581              $    20,555


Statement of Loss and Deficit

                              From Incorporation on
                        March 12, 2004 to August 31, 2006
                                   (unaudited)

Working capital                             $                 581
Revenue                                     $                   0
Net Loss and Deficit                        $              32,169

As of August 31, 2006 we have a working capital of $581 and accumulated losses of $31,169 since inception.


Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Indy Claims Group, and therefore we will need to obtain additional financing in order to complete our business plan. As of October 25, 2006, we had cash in the amount of $7,373. We currently have no source of funds, other than cash advances from the company's directors and officers and proceeds that we derive from our offering contemplated in this prospectus.

Our business plan calls for significant expenses in connection with the exploration of the Indy Claims Group. While we have sufficient funds to conduct initial exploration on the claims, we will require additional financing in order to determine whether the claims contain economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Indy Claims Group are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. Obtaining additional financing will be subject to a number of factors, including the market price for gold, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Indy Claims Group to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.


BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced phase one of the exploration program on the Indy Claims Group. To date, we have not received the results of the phase one of the exploration program on the Indy Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration program, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Indy Claims Group and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Indy Claims Group does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditors' Report to our audited financial statements for the years ended February 28, 2006 and 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.


IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Indy Claims Group, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our directors only spend approximately 20-25% of their business time providing their services to us. While our directors presently possess adequate time to attend to our interests, it is possible that the demands on our directors from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. Our directors are not involved in other business operations that are in competition with our company.

BECAUSE OUR DIRECTORS HAVE NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors have no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $86,000 in gross proceeds. The table below sets forth the use of proceeds if $86,000 (ie. gross proceeds of the minimum offering) or $200,000 (ie. gross proceeds of the maximum offering) of our common stock is sold.

                                                                        Minimum number of    Maximum number of
                                                                        shares of common     shares of common
                                                                        stock sold           stock sold
Gross proceeds                                                          $            86,000  $          200,000
Offering expenses                                                       $             4,500  $            4,500
                                                                        -------------------  -------------------
Net proceeds                                                            $            81,500  $          195,500
                                                                        ===================  ===================
The net proceeds will be used as follows:

Outstanding liabilities                                                 $             6,500  $           15,500
Phase II Exploration                                                    $            10,000  $           10,000
Phase III Exploration                                                   $            45,000  $           90,000
Acquisition of mining properties                                        $                 -  $           50,000
General and Administrative                                              $            20,000  $           30,000
                                                                        -------------------  ------------------
TOTAL                                                                   $            81,500  $          195,500
                                                                        ===================  ==================

Total offering expenses are approximately $4,500. Of the $4,500, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for legal fees; $1,000 for filing and registration fees; and $500 for transfer agent fees and printing costs.

 "General and Administrative Costs" include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission and NASD, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

o    our lack of operating history
o    the proceeds to be raised by the offering
o the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and
o    our cash requirements

Dilution of the Price you Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of August 31, 2006, the net tangible book value of our shares of common stock was a working capital of $581 or approximately $(0.0001) per share based upon 9,950,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 19,950,000 shares to be outstanding will be $196,081, or approximately $0.01 per share. The amount of dilution you will incur will be $0.01 per share. The net tangible book value of 9,000,000 shares issued at $0.001 per share and held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. The net tangible book value of 950,000 shares issued at $0.02 per share and held by our existing shareholders will correspond with the value of your shares. You will incur an immediate dilution from $0.02 per share to $0.0098 per share. After completion of this offering, if 10,000,000 shares are sold, you will own approximately 50.13% of the total number of shares then outstanding for which you will have made cash investment of $200,000, or $0.02 per share. Our existing shareholders will own approximately 49.87% of the total number of shares then outstanding, for which they have made contributions of cash, of $9,000, or $0.001 per share, and $19,000, or $0.02 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 17,450,000 shares to be outstanding will be $ 146,081, or approximately $ 0.01 per share. The amount of dilution you will incur will be $ 0.01 per share. The net tangible book value of 9,950,000 shares issued at $0.001 per share and held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. The net tangible book value of 950,000 shares issued at $0.02 per share and held by our existing shareholders will correspond with the value of your shares. You will incur an immediate dilution from $0.02 per share to $ 0.01 per share.
After completion of this offering, if 7,500,000 shares are sold, you will own approximately 42.98% of the total number of shares then outstanding for which you will have made cash investment of $150,000, or $0.02 per share. Our existing shareholder will own approximately 57.02% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $28,000.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event 43% or the minimum number of shares is sold, the net tangible book value of the 14,250,000 shares to be outstanding will be $ 82,081 or approximately $ 0.0058 per share. The amount of dilution you will incur will be $ 0.01 per share. The net tangible book value of 9,000,000 shares issued at $0.001 per share and held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. The net tangible book value of 950,000 shares issued at $0.02 per share and held by our existing shareholders will correspond with the value of your shares. You will incur an immediate dilution from $0.02 per share to $ 0.01 per share.

After completion of this offering, if 4,300,000 shares are sold, you will own approximately 30.18% of the total number of shares then outstanding shares for which you will have made a cash investment of $86,000, or $0.02 per share. Our existing stockholders will own approximately 69.82% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $28,000.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

======================================================================================================================
Existing stockholders if all of the shares are sold:
----------------------------------------------------
Price per share                                                                     $            0.02 $       0.001
Net tangible book value per share before offering                                   $          0.0001 $      0.0001
Potential gain to existing shareholders per share                                   $             N/A $        0.01
Net tangible book value per share after offering                                    $            0.01 $        0.01
Increase to present stockholders in net tangible book value per share after         $            0.01 $        0.01
offering
Capital contributions                                                               $           19,000 $       9,000
Number of shares outstanding before the offering                                               950,000     9,000,000
Number of shares after offering held by existing stockholders                                  950,000     9,000,000
Percentage of ownership after offering                                                           4.76%        45.11%

Purchasers of shares in this offering if all shares sold
--------------------------------------------------------
Price per share                                                                                      $           0.02
Dilution per share                                                                                   $         0.0102
Capital contributions                                                                                $        200,000
Number of shares after offering held by public investors                                                   19,950,000
Percentage of ownership after offering                                                                         50.13%

Purchasers of shares in this offering if 75% of shares sold
-----------------------------------------------------------
Price per share                                                                                      $           0.02
Dilution per share                                                                                   $           0.01
Capital contributions                                                                                $        150,000
Number of shares after offering held by public investors                                                   17,450,000
Percentage of ownership after offering                                                                         42.98%

Purchasers of shares in this offering if the minimum number of shares sold
--------------------------------------------------------------------------
Price per share                                                                                      $           0.02
Dilution per share                                                                                   $           0.01
Capital contributions                                                                                $         86,000
Number of shares after offering held by public investors                                                   14,250,000
Percentage of ownership after offering                                                                         30.18%
======================================================================================================================

Plan of Distribution; Terms of the Offering

We are offering a minimum of 4,300,000 and up to a maximum of 10,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $86,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $86,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $86,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our two directors. They will receive no commission from the sale of any shares. They will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in
     Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
     (a)(4)(iii).

Our two officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Wildon Productions Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 500 N Rainbow Blvd. Suite 300A, Las Vegas, Nevada, 89107.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
------------------------        -------
Ekaterina Popoff                 22
Vladimir Barinov                 50

Executive Officers:

Name of Officer            Age         Office
---------------------    --------      -----------------------------------------
Ekaterina Popoff           22          President, Secretary, Treasurer and Chief
                                       Executive Officer
Vladimir Barinov           50          Secretary, Treasurer and Chief Financial
                                       Officer


Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms Ekaterina Popoff

Ms. Ekaterina Popoff has acted as our President, CEO, Secretary and Treasurer since April 2, 2004. From 2002 to 2005, Ms. Popoff worked for Lancashire Finance Ltd., a private British Columbia technology company. From 2002 to 2004, she provided administrative services. In 2004, her position changed to provide event planning for the company, both locally and abroad, as well as serving as one of the company's senior managers.

From March 2004 to the present, Ms. Popoff operated 690047 BC Ltd., a company involved in the business of providing corporate management services and consulting to private clients in British Columbia, Canada. Since September 2001, Ms. Popoff has been enrolled as a student at the University of British Columbia in Vancouver, British Columbia.

Ms. Popoff does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Popoff intends to devote approximately 25% of her business time to our affairs.

Vladimir Barinov

Vladimir Barinov graduated from the College of Mechanical Engineers in Moscow, Russia in 1973. He was employed by First Moscow Watch Factory, the leading Russian watch and mechanical movements manufacturer. From 1992 to 1997, he was a self-employed watchmaker and provided engineering consulting services to various manufacturing companies in Montreal, Canada. From 1997 to present he has been employed as a watchmaker at Time and Gold, a Vancouver, BC company, where he is a repair expert in high end, vintage and rare watches. He also provides mechanical engineering expertise to various clients on a contractual basis.

Vladimir expects to devote approximately twenty percent of his time to the company's affairs.


Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


------------------------------------------------------------------------------------------------------------------------
                                             Amount and
                    Name and Address of      Nature of
Title of Class                               Beneficial          Percent of         Percent of          Percent of
                    Beneficial Owner         Ownership          Class Before        Class After        Class After
                                                                  Offering         Offering with      Offering with
                                                                                 Minimum Number of  Maximum Number of
                                                                                    Shares Sold        Shares Sold
                                                (1)                 (%)                 (%)                (%)
------------------------------------------------------------------------------------------------------------------------
Common              Ekaterina Popoff         4,000,000              40.2               28.07              20.05
                    President, Chief
                    Executive Officer
                    and Director
------------------------------------------------------------------------------------------------------------------------
Common              Vladimir Barinov            Nil                 0.0                 0.0                0.0
                    Secretary, Treasurer
                    and Chief Financial
                    Officer and Director
------------------------------------------------------------------------------------------------------------------------
                    All Officers and         4,000,000              40.2               28.07              20.05
                    Directors as a
                    Group that consists
                    of two people
------------------------------------------------------------------------------------------------------------------------

1 Includes shares that could be obtained by the named individual within the next 60 days.


                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 25, 2006, there were 9,950,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

In order to convene a shareholder meeting, we must mail or deliver a notice of meeting to all registered shareholders at least ten days prior to the meeting. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. There is no minimum percentage of our issued stock that these two persons must hold. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

Wildon Productions Inc. was incorporated on March 12, 2004 under the laws of the state of Nevada. Ms. Ekaterina Popoff was appointed as our director on April 2, 2004. As well, Ms. Popoff was appointed as our president, chief executive officer, secretary and treasurer. On October 5, 2006, Mr. Vladimir Barinov was appointed as a director of the Company. Mr. Barinov also serves as the Company's Secretary, Treasurer and Chief Financial Officer.


Description Of Business

In General

We have commenced operations as an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have acquired a 100% interest in 15 mineral claims collectively known as the Indy Claims Group. There is no assurance that a commercially viable mineral deposit exists on the claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. In order to determine the legal feasibility of the claims, we must complete a survey of the mineral claims in order to ensure that the mineralization that we intend to exploit is within the claims boundaries. The cost of such a survey is estimated to be approximately $16,000.

Our plan of operation is to conduct exploration work on the Indy Claims Group in order to ascertain whether they possess economic quantities of gold. There can be no assurance that economic mineral deposits or reserves, exist on the Indy Claims Group until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the claims is economically feasible.

Even if we complete our proposed exploration programs on the Indy Claims Group and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

We will proceed with the geologist recommended exploration programs for the Indy Claims Group and any additional recommended work based on results from such programs.

Indy Claims Group Purchase Agreement

On June 24, 2005, we entered into a Mineral Property Purchase Agreement (the "Agreement") with David Heyman (the "Vendor") of Langley, British Columbia, whereby the Vendor agreed to sell to us a 100% undivided right, title and interest in total of two mineral claims located in the Kamloops Mining Division of British Columbia. In order to acquire a 100% interest in these claims, we paid $2,500 to the Vendor.

Description, Location and Access

The Indy Claims Group is a collective name for Indi and Indi2 claims comprising two mineral claims covering an area of 206.8 hectares. The group of claims is located in the south-central British Columbia, approximately 40 kilometers west of Kamloops at 50(Degree)44' North Latitude, 120(Degree)54' West Longitude.

The Indy Claims Group is accessible via gravel road that branches off Trans-Canada Highway in the town of Savona. The town of Savona provides some basic services required for mineral exploration. The city of Kamloops is located within an hour drive and is the closest industrial centre that provides all services required to conduct mineral exploration.

Title to the Indy Claims Group

The Indy Claims Group consists property consists of 2 claims covering an area of
206.829 hectares.

The table below lists relevant information for the claims.


Claim Status
----------------------- -------------- -------------- --------------------------
   Claim Name              Tenure #       Hectares       Due date
----------------------- -------------- -------------- --------------------------
    INDI                    513964         184.097        2007/Jun/05
----------------------- -------------- -------------- --------------------------
    INDI2                   519904         122.732        2007/Jun/05
----------------------- -------------- -------------- --------------------------
    Total                                  206.829
-------------------------------------- -------------- --------------------------


A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. We purchased a 100% interest in the claims from the Vendor. The Vendor will transfer title to the claims to us any time at our request.

Exploration History

During the Depression (1930's), several claims were staked covering the Indy claims and the remains of old trenches on the property are still visible. However, no records indicate that any metals were produced. A small-scale placer mining was carried out at the mouth of Indian Gardens Creek.

In 1981, a regional airborne VLF-EM and magnetometer surveys were carried out on behalf of Tu-Tahl Petroleum Inc. and Sunstar Continental Petroleum Corp. on the property. The Lynx (most of Lynx 300 claim overlaps the Indy claims group) and Coyote claims areas were interpreted as having fairly flat magnetic responses, with values around 3,200 gammas. No VLF-EM anomalies were reported to occur in any of the two areas.

In 1986, the property was prospected and trenches and outcrops were chip sampled on the Indi claims comprising 96 units. Based on strongly anomalous gold values, QPX Minerals Inc. optioned the Indi claims and in 1988 to 1989 conducted an exploration program. The recent Indy Claims Group partly coincides with the northwestern segment of the four claims that were held by QPX Minerals Inc. during that period.

Three grids were established (85 kilometers) and geological mapping, soil sampling (1068 samples), geophysical surveys and drilling were conducted on the property. Ground magnetometer (85 kilometers) and VLF-EM surveys (66 kilometers) were carried out, and 4 diamond holes for 556 meters and 7 percussion holes totaling 480 meters were drilled. 302 rock and 466 core and cuttings samples were collected. A VLF-EM (very low frequency - electromagnetic) survey consists of two separate surveys. The very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we are seeking are above average conductors of electricity and will affect VLF readings. Electro magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Mineralization

The  Indy  Claims  Group  hosts   polymetallic,   silver,  zinc  and  gold  vein
mineralization emplaced in altered volcanic rocks.

Two distinct styles of mineralization and alteration have been recognized in the Indy Claims Group and in the area adjacent to the east. The first style occurs within andesites and consists of carbonate alteration in zones. Andesites are volcanic rocks characteristically medium dark in color and containing mostly silica with moderate amounts of iron and magnesium. Carbonate alteration involves changes in rocks types that comprise carbon and oxygen, such aslimestone.

The second style of mineralization occurs in volcanic rocks and consist of quartz-sericite-pyrite altered zones. Quartz is a hard glossy mineral consisting of silicon dioxide in crystal form, which is often found in areas containing gold and other valuable minerals. Sericite is a fine grained mica often associated with copper and tin. Pyrite, also known as fool's gold, is a mineral composed of iron disulphide with a pale brass-yellow color. It is an ore of iron and is often associated with gold.


Geological Assessment Report: Indy Claims Group

We retained Mr. Bohumil Molak, Ph.D., P. Geo., a geoscientist and a licensed member with the Association of Professional Engineers and Geoscientists of British Columbia, to complete an initial evaluation of the claims and to prepare a geological summary report on the Indy Claims Group. Mr. Molak holds a Bachelor of Science in Economic Geology and a Master of Science in Economic Geology and a Doctor of Philosophy degree. He practiced his profession continuously since 1970.

Based on his review of data relating to the Indy Claims Group, Mr. Molak has concluded that additional exploration is recommended on the property to determine whether or not it has the potential to host an economic mineral deposit. He recommends a two-phase exploration program to further evaluate the Indy Claims Group.

Phase I would consist of compiling past exploration data and sampling areas of the claims that were previously explored. Sampling consists of a consulting geologist gathering silt and soil samples which may contain anomalous metal values which may indicate further mineralization at depth or up stream. As well, Mr. Molak's recommendation is to collect pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Phase II would consist of geological mapping, sampling and geochemical surveying over a systematic grid area. Geological mapping and sampling involves the identification and collection of rock types on the property allowing for interpretation of a geological model which may aid in locating economic mineralization and the identification of more abundant minerals which are commonly associated with economic mineralization. A geochemical survey may identify anomalous metal values within soils which allows for a quick, affordable assessment of a large area. Anomalous soil areas may indicate increased economic mineralization at depth where no surface rock is available. Phase I and II are recommended in order to determine the best claims and local areas to conduct subsequent exploration work.

Proposed Budget

The Indy Claims Group has a potential to host a system of altered and mineralized zones with gold-bearing quartz veins and/or base metals mineralization at the surface, or at shallow depth and a porphyry, or greenstone type mineralization at depth. Therefore, we recommend the following two phase program to further test this potential:

Phase I Budget Estimate
   -     Review and compilation                              $ 1,000.00
   -     Geological mapping outcrops sampling,
         glacial till mapping                                $ 1,000.00
   -     Assays                                              $   500.00
   -     Geological report, consulting                       $ 3,000.00
   -     Miscellaneous                                       $   500.00
                                                             -----------
Total                                                        $ 6,000.00
                                                             -----------
Phase II Budget Estimate
   -     Ground geophysical surveys (IP, resistivity)        $ 6,000.00
   -     Reverse modeling of geophysical data.               $ 2,000.00
   -     Geological report, consulting                       $ 2,000.00
                                                             ----------
Total                                                        $10,000.00
                                                             ----------
Grand Total                                                  $16,000.00
                                                             ==========

Depending on the results, phase III exploration program would be designed, including mechanical trenching to uncover extensions of the alteration zones, veins and/or stockworks and to conduct channel sampling.

We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon our analysis of the results that program. At the completion of each phase, the consulting geologist who conducts the program will review the results of exploration with our directors. Based upon this review, the directors will then determine whether to proceed with the next phase of exploration. In making their decision, the directors will rely upon the advice of the consulting geologist. If no further exploration is recommended on the Indy Claims Group after the completion of any phase, we will likely abandon the claims. If this occurs, we will not own any interest in the claims.

If we abandon the Indy Claims Group, we will attempt to raise additional funds in order to acquire an interest in an alternative mineral property that has the potential to contain economic mineralization. Such property may or not be in the area of the Indy Claims Group. We do not currently have any confirmed source of financing or specific mineral properties in mind if this occurs. We would likely contact property owners or geologists who are involved in the mineral exploration business in order to identify potential properties for acquisition.

We have commenced the phase one exploration program in October of 2006. This program will take approximately two weeks to complete at an estimated cost of $6,000. We will then commence the phase two exploration program in the spring of 2007, depending on the weather conditions. This phase would take one month to complete and cost approximately $10,000.

We will require additional funding in order to complete the phase III of exploration program on the Indy Claims Group. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or through directors' loans.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;

     -    Dust generation will have to be minimal or otherwise re-mediated;

     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;

     -    Ground water will have to be monitored for any potential contaminants;

     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     - There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any significant physical disturbance to the Indy Claims Group, we will not incur any costs in complying with environmental laws during the first two planned phases of exploration on the claims. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capitalexpenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We are a reporting company under teh Securities Act of 1933 and will file our annual report on Form 10-KSB, interim reports on 10-QSB and current reports on Form 8-K with the Securities and Exchange Commission. The public may read and copy any materials we file with the

Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Indy Claims Group consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. We anticipate that the phase one program will cost approximately $6,000, while the phase two program will cost approximately $10,000. The above program cost estimates were provided to us by Mr. Bohumil Molak and are contained in his geological report respecting the Indy Claims Group. Project costs may exceed Mr. Molak's estimates.

To date, we have commenced, but not completed, phase one of our exploration program on the Indy Claims Group. We have paid $4,000 advance to our geologist Mr. Dave Heyman as a retainer for his services related to the Indy Claims Group exploration. The program should take approximately up to two weeks to complete. We will then undertake the phase two work program. This program will take approximately one month to complete.

Following the phase two exploration, which is scheduled to occur in November 2006, we intend to complete a drilling program on the Indy Claims Group. The estimate cost of this program is $86,000 and will take approximately three months to complete, including the collection and interpretation of all exploration data. Subject to financing, we anticipate commencing the drill program in the spring of 2007. Follow up drilling would occur in the autumn of 2007.

While weather may occasionally prevent us from accessing the Indy Claims Group in winter months, we do not expect conditions to impact our plan of operation, as we have scheduled our exploration programs during the spring, summer and autumn.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration programs.

As well, we anticipate spending an additional $20,000 on professional fees, general administrative costs and expenditures associated with complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $120,000.

We will require additional funding in order to proceed with the proposed phase two surveys and with any subsequent recommended work on the claims. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period ended August 31, 2006

We did not earn any revenues during the six-month period ending August 31, 2006. During the period ended August 31, 2006, we incurred operating expenses in the amount of $20,874, compared to operating expenses of $5,274 incurred during the same period in fiscal 2005. These operating expenses were comprised of consulting fees of $5,000 (2005: $Nil), management services of $3,000 (2005:
$1,000), mineral property costs of $1,081 (2005: $800), general and administration costs of $10,893 (2005: $224) and rent of $900 (2005: $750). The increase in operating expenses during the six months ended August 31, 2006, compared to the same period in fiscal 2005, was mainly due to the increase in consulting fees, management fees, and general and administration costs mostly associated with the company's application to have its shares quoted on the OTC Bulletin Board.

As at August 31, 2006, the Company had $6,673 in cash and liabilities totalling $6,092 for a working capital of $581 compared to the working capital of $20,555 as at February 28, 2006.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue exploration activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Subsequent to August 31, 2006, the President of the Company provided a $10,000 loan to the Company. The amount is unsecured, non-interest bearing, and payable on demand.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

On July 17, 2006, a registration statement relating to 5,950,000 shares of common stock was declared effective. We have applied to have our shares quoted on the OTC Bulletin Board market. However, there is no assurance that this application will be successful or that any market will develop for our stock.

Description Of Property

We have acquired a 100% interest in the Indy Claims Group located in Kamloops Mining Division, British Columbia. We do not own or lease an interest in any other property.

Certain Relationships And Related Transactions

Except as disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;

     *    Any person proposed as a nominee for election as a director;

     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

     *    Our promoters, Ekaterina Popoff and Vladimir Barinov;

     *    Any member of the immediate family of any of the foregoing persons.

The President of the Company provided management services in the amount of $3,000 during the six month period ended August 31, 2006. Of this amount, $1,000 was owing at August 31, 2006. The President advanced $1,365 (February 28, 2006 - $1,227) to the Company for working capital purposes during the six month period ended August 31, 2006. The amount is unsecured, non-interest bearing, and payable on demand.

From April 1, 2005 to February 28, 2006, the President of the Company provided management services to the Company with a fair value of $200 per month. During the year ended February 28, 2006, donated services of $2,200 (2005 - $Nil) was charged to operations and treated as donated capital. Commencing March 1, 2006 management services of $3,000 ($500 per month) were charged to operations.

Commencing April 1, 2005, the President of the Company provided office space to the Company with a fair value of $150 per month. During the six months ended August 31, 2006, donated rent of $900 (2005: $900) was charged to operations and treated as donated capital.

On October 4, 2006, our President provided a loan of $10,000 to the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We have applied for quotation of our common stock on the over the counter bulletin board. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  30  registered
shareholders.

Rule 144 Shares

A total of 4,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,000 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

Because the shares eligible for resale under Rule 144 were obtained for $0.001 each, they may be sold for prices much lower than the shares offered hereby and may have a downward depressive effect on the market.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:


     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the six months ended August 31, 2006, and fiscal years ended February 28, 2006 and 2005.

                           Annual Compensation

                                       Other  Restricted Options/ LTIP    Other
                                                  Stock *  SARs  payouts
Comp
Name      Title     Year   Salary   Bonus   Comp. Awarded   (#)   ($)
--------------------------------------------------------------------------------
Ekaterina Pres.     2007     $0      $0    $3,000      0     0     0         0
Popoff    CEO,      2006     $0      $0    $3,850      0     0     0         0
          Dir.      2005     $0      $0    $0          0     0     0         0

Vladimir  Sec.,     2007     $0      $0    $0          0     0     0         0
Barinov   Treasurer,
          CFO,
          Director

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Ekaterina Popoff, our director and officer.

Financial Statements

Index to Financial Statements:

I. Audited financial statements for the year ended February 28, 2006, and for the period from March 12, 2004 (Inception) to February 28, 2006, including:

a. Report of Independent Registered Public Accounting Firm;

b. Balance Sheets;

c. Statements of Operations

d. Statements of Cash Flows; and

e. Statement of Stockholders' Equity;

f. Notes to the Financial Statements

II. Unaudited financial statements for the six-month period ended
    August 31, 2006, including:

a. Balance Sheets;

b. Statements of Operations

c. Statements of Cash Flows; and

d. Statement of Stockholders' Equity;

e. Notes to the Financial Statements

                             WILDON PRODUCTIONS INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                           FEBRUARY 28, 2006 and 2005






BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

MANNING  ELLIOTT                            11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com





             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To the Directors and Stockholders
Wildon Productions Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Wildon Productions Inc. (An Exploration Stage Company) as of February 28, 2006 and 2005, and the related statements of operations, cash flows and stockholders' equity for the year ended February 28, 2006 and from March 12, 2004 (Date of Inception) to February 28, 2005 and accumulated from March 12, 2004 to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wildon Productions Inc. (An Exploration Stage Company) as of February 28, 2006 and 2005, and the results of its operations and its cash flows for the year ended February 28, 2006 and from March 12, 2004 (Date of Inception) to February 28, 2005 and accumulated from March 12, 2004 to February 28, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "MANNING ELLIOTT LLP"
-------------------------

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 19, 2006

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                           (Expressed in U.S. dollars)


                                                                            February 28,        February 28,
                                                                                2006                2005
                                                                                ----                ----
ASSETS

CURRENT ASSETS
   Cash                                                                  $         23,282     $              -
                                                                         ----------------     ----------------
Total Assets                                                             $         23,282     $              -
                                                                         ================     ================

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                      $              -     $            553
   Accrued liabilities (Note 4)                                                     1,500                    -
   Due to related party (Note 6(a))                                                 1,227                  200
                                                                         ----------------     ----------------
Total Current Liabilities                                                           2,727                  753
                                                                         ----------------     ----------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
     Authorized:
        75,000,000 common shares, $0.001 par value,
     Issued and outstanding:
        9,950,000 and nil common shares, respectively                               9,950                    -
Additional paid in capital                                                         18,050                    -
Donated capital (Note 6(b) and (c))                                                 3,850                    -
Deficit accumulated during the exploration stage                                  (11,295)                (753)
                                                                         ----------------     ----------------
Total Stockholders' Equity (Deficit)                                               20,555                 (753)
                                                                         ----------------     ----------------
Total Liabilities and Stockholders' Equity (Deficit)                     $         23,282     $              -
                                                                         ================     ================


    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                           (Expressed in U.S. dollars)


                                                                                      From           Accumulated from
                                                             For the year        March 12, 2004       March 12, 2004
                                                                ended         (Date of Inception)  (Date of Inception)
                                                             February 28,       to February 28,      to February 28,
                                                                 2006                 2005                 2006
                                                                 ----                 ----                 ----
Expenses
   Impairment loss on mineral property (Note 3)           $          2,500     $                -   $          2,500
   Management services (Note 6(b))                                   2,200                      -              2,200
   Mineral property costs (Note 3)                                   1,927                      -              1,927
   Office and administration expenses                                2,265                    753              3,018
   Rent (Note 6(c))                                                  1,650                      -              1,650
                                                          ----------------     ------------------   ----------------
Net loss for the period                                   $         10,542     $              753   $         11,295
                                                          ================     ==================   ================
Basic and diluted loss per share                          $             -      $             -
                                                          ================     ==================
Weighted average number of shares outstanding                    2,513,000                   -
                                                          ================     ==================


    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                           (Expressed in U.S. dollars)


                                                                                   From             Accumulated from
                                                          For the year     March 12, 2004 (Date   March 12, 2004 (Date
                                                             ended           of Inception) to       of Inception) to
                                                          February 28,         February 28,           February 28,
                                                              2006                 2005                   2006
                                                              ----                 ----                   ----
OPERATING ACTIVITIES
   Net loss for the period                             $         (10,542)   $            (753)    $         (11,295)
   Adjustment to reconcile net loss to net cash used
     in operating and investing activities
       Donated management services                                 2,200                    -                 2,200
       Donated rent                                                1,650                    -                 1,650
       Impairment loss on mineral property                         2,500                    -                 2,500
   Change in operating assets and liabilities
       Accounts payable                                             (553)                 553                     -
       Accrued liabilities                                         1,500                    -                 1,500
                                                       -----------------    -----------------     ------------------
Net cash used in operating activities                             (3,245)                (200)               (3,445)

INVESTING ACTIVITIES
   Acquisition of mineral property                                (2,500)                   -                (2,500)
                                                       -----------------    -----------------     ------------------
Net cash used in investing activities                             (2,500)                   -                (2,500)

FINANCING ACTIVITIES
   Proceeds from issuance of common stock                         28,000                    -                28,000
   Advances from related party                                     1,027                  200                 1,227
                                                       -----------------    -----------------     ------------------
Net cash provided by financing activities                         29,027                  200                29,227
                                                       -----------------    -----------------     ------------------
INCREASE IN CASH                                                  23,282                    -                23,282

CASH, BEGINNING OF THE PERIOD                                          -                    -                     -
                                                       -----------------    -----------------     ------------------
CASH, END OF THE PERIOD                                $          23,282    $               -     $          23,282
                                                       =================    =================     ==================

Supplemental cash flow information:
     Interest paid                                     $               -    $               -     $               -
                                                       =================    =================     ==================
     Income taxes paid                                 $               -    $               -     $               -
                                                       =================    =================     ==================



    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
               (DEFICIT) for the period from March 12, 2004 (Date
                       of Inception) to February 28, 2006
                           (Expressed in U.S. dollars)

                                                                                             Deficit
                                                                                           Accumulated
                                                                  Additional                During the
                                             Common Shares         Paid-in      Donated    Exploration
                                       --------------------------
                                          Number     Par Value     Capital      Capital       Stage        Total
Balance, March 12, 2004 (Date of
Inception)                                      -   $        -   $         -  $       -   $         -    $      -
Net loss for the period                         -            -             -          -          (753)       (753)
                                       ----------   ----------   -----------  ---------   -----------    ---------
Balance, February 28, 2005                      -            -             -          -          (753)       (753)
                                       ----------   ----------   -----------  ---------   -----------    ---------
Capital stock issued for cash:
 - at $0.001 per share                  9,000,000        9,000             -          -              -       9,000
 - at $0.02 per share                     950,000          950        18,050          -              -      19,000
Donated services                                -            -             -      3,850              -       3,850
Net loss for the year                           -            -             -          -       (10,542)    (10,542)
                                       ----------   ----------   -----------  ---------   -----------    ---------
Balance, February 28, 2006              9,950,000   $    9,950   $    18,050  $   3,850   $   (10,542)   $  20,555
                                       ==========   ==========   ===========  =========   ===========    =========


    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2006
                           (Expressed in U.S. dollars)

Note 1        Nature and Continuance of Operations
              ------------------------------------
              Wildon Productions Inc. (the "Company") was incorporated in the State of Nevada on March 12, 2004 and is in the exploration stage as defined by Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred an accumulated deficit of $8,145 as at February 28, 2006 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash on hand, advances from related parties and/or issuance of common shares.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Cash and Cash Equivalents
              -------------------------
              The Company considers all highly liquid investments with maturity of three months or less at the time of issuance to be cash equivalents.

              Mineral Property
              ----------------
              The Company has been in the exploration stage since its formation on March 12, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2006
                           (Expressed in U.S. dollars)

Note 2        Summary of Significant Accounting Policies (continued)
              ------------------------------------------

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash, accounts payable, accrued liabilities, and amounts due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Comprehensive Loss
              ------------------
              SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

              Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              Basic and Diluted Net Income (Loss) Per Share
              ---------------------------------------------
              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2006
                           (Expressed in U.S. dollars)

Note 2        Summary of Significant Accounting Policies (continued)
              ------------------------------------------

              Recent Accounting Pronouncements
              --------------------------------
              In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December  2004,  the FASB issued  SFAS No. 153,  "Exchanges  of
              Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

              In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2006
                           (Expressed in U.S. dollars)


Note 3        Mineral Property
              ----------------
              Indy Claims Group
              -----------------
              Pursuant to a mineral property purchase agreement dated June 24, 2005, the Company acquired a 100% undivided right, title and interest in two mineral claims, known as "Indy Claims Group", located in the Province of British Columbia, Canada for cash payment of $2,500. During the year ended February 28, 2006 the Company also incurred $1,927 of mineral property costs. Since the mineral claims have no established proven or provable reserves, the acquisition costs of $2,500 were charged to operations during the year ended February 28, 2006.

              The Property is held in trust by the vendor on behalf of the Company. Upon request from the Company, the title will be recorded in the name of the Company with the appropriate mining recorder. At February 28, 2006, the title to the Property has not been recorded in the name of the Company.

Note 4        Accrued Liabilities
              -------------------
              As at February 28, 2006, the Company owed $1,500 for professional fees.


Note 5        Common Shares
              -------------
               a) On February 28, 2006, the Company issued 950,000 common shares at $0.02 per common share for proceeds of $19,000.
               b) On February 10, 2006, the Company issued 5,000,000 common shares at $0.001 per common share for proceeds of $5,000.
               c) On October 4, 2005, the Company issued 1,000,000 common shares at $0.001 per common share for proceeds of $1,000 to the President of the Company.
               d) On June 24, 2005, the Company issued 3,000,000 common shares at $0.001 per common share for proceeds of $3,000 to the President of the Company.


Note 6        Related Party Transactions
              --------------------------

               a) The President of the Company provided professional services and advanced funds totalling $1,277 (2005 - $200) to the Company. The amount is unsecured, non-interest bearing, and payable on demand.
               b) The President of the Company provides management services to the Company with a fair value of $200 per month, commencing April 1, 2005. During the year ended February 28, 2006 donated services of $2,200 (2005 - $Nil) were charged to operations and treated as donated capital.
               c) The President of the Company provides office space to the Company with a fair value of $150 per month, commencing April 1, 2005. During the year ended February 28, 2006, donated rent of $1,650 (2005 - $nil) was charged to operations and treated as donated capital.
               d) For the fiscal year ended February 28, 2006, the Company issued common shares to the President of the Company. Refer to Note 5(c) and (d).

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2006
                           (Expressed in U.S. dollars)


Note 7        Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $7,450, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended February 28, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $2,340 and $260 respectively.

              The components of the net deferred tax asset at February 28, 2006 and 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are listed below:

                                          February 28,         February 28,
                                              2006                 2005
                                               $                    $

Net Operating Losses                        7,450                 750

Statutory Tax Rate                            35%                  35%

Effective Tax Rate                             -                    -

Deferred Tax Asset                          2,600                 260

Valuation Allowance                        (2,600)               (260)
----------------------------------------------------------------------------
Net Deferred Tax Asset                        -                    -
============================================================================

                             WILDON PRODUCTIONS INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                           (Expressed in U.S. dollars)

                                   (Unaudited)










BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                           (Expressed in U.S. dollars)
                                   (Unaudited)

                                                                             August 31,         February 28,
                                                                                2006                2006
                                                                                ----                ----

                                                    ASSETS
                                                    ------
CURRENT ASSETS
   Cash                                                                  $          6,673     $         23,282
--------------------------------------------------------------------------------------------------------------

Total Assets                                                             $          6,673     $         23,282
==============================================================================================================



                                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                     ------------------------------------
CURRENT LIABILITIES
   Accounts payable (Note 4)                                             $          2,000                    -
   Accrued liabilities (Note 4)                                                     1,500     $          1,500
   Due to related party (Note 5(a))                                                 2,592                1,227
--------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                           6,092                2,727
--------------------------------------------------------------------------------------------------------------


CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
Capital stock
     Authorized:
        75,000,000 common shares, $0.001 par value,
     Issued and outstanding:
        9,950,000 common shares, respectively                                       9,950                9,950
Additional paid in capital                                                         18,050               18,050
Donated capital (Note 5(b) and (c))                                                 4,750                3,850
Deficit accumulated during the exploration stage                                  (32,169)             (11,295)
--------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                            581               20,555
--------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                               $          6,673     $         23,282
==============================================================================================================



   The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                           (Expressed in U.S. dollars)
                                   (Unaudited)

                                                                                                      Accumulated from
                                                                                                       March 12, 2004
                                               Three months ended           Six months ended
                                                   August 31,                  August 31,           (Date of Inception)
                                                                                                       to August 31,
                                               2006          2005          2006          2005               2006
    Expenses
      Consulting                         $       5,000 $           -  $       5,000 $            -$           5,000
      Impairment loss on mineral
      property (Note 3)                              -         2,500              -          2,500            2,500
      Management services (Note 5(b))            1,500           600          3,000          1,000            5,200
      Mineral property costs (Note 3)            1,081           800          1,081            800            3,008
      General and administration expenses        3,821           224         10,893            224           13,911
      Rent (Note 5(c))                             450           450            900            750            2,550
    ----------------------------------------------------------------------------------------------------------------

    Net loss for the period              $     (11,852)$      (4,574) $     (20,874)$       (5,274$         (32,169)
    ================================================================================================================


    Basic and diluted loss per share     $           - $           -  $           - $            -$
    ===============================================================================================


    Weighted average number of shares
    outstanding                              9,950,000     3,000,000      9,950,000      1,109,000
    ==============================================================================================




    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                           (Expressed in U.S. dollars)
                                   (Unaudited)

                                                                                                  Six months ended
                                                                                                     August 31,

                                                                                               2006            2005
     OPERATING ACTIVITIES
       Net loss for the period                                                            $   (20,874)  $     (5,274)
       Adjustments to reconcile net loss to net cash used in operating and investing activities
           Donated management services                                                              -          1,000
           Donated rent                                                                           900            750
           Impairment loss on mineral property                                                      -          2,500
       Change in operating assets and liabilities
           Accounts payable and accrued liabilities                                             2,000              -
     -----------------------------------------------------------------------------------------------------------------

     Net cash used in operating activities                                                    (17,974)        (1,024)
     -----------------------------------------------------------------------------------------------------------------

     INVESTING ACTIVITIES
       Acquisition of mineral property                                                              -         (2,500)
     -----------------------------------------------------------------------------------------------------------------

     Net cash used in investing activities                                                          -         (2,500)
     -----------------------------------------------------------------------------------------------------------------

     FINANCING ACTIVITIES
       Proceeds from issuance of common stock                                                       -          3,000
       Advances from related party                                                              1,365            550
     -----------------------------------------------------------------------------------------------------------------

     Net cash provided by financing activities                                                  1,365          3,550
     -----------------------------------------------------------------------------------------------------------------

     INCREASE (DECREASE) IN CASH                                                              (16,609)            26

     CASH, BEGINNING OF THE PERIOD                                                             23,282              -
     -----------------------------------------------------------------------------------------------------------------

     CASH, END OF THE PERIOD                                                              $     6,673   $         26
     =================================================================================================================


     Supplemental cash flow information:

          Interest paid                                                                   $         -   $          -
     =================================================================================================================


          Income taxes paid                                                               $         -   $          -
     =================================================================================================================


    The accompanying notes are an integral part of these financial statements

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 August 31, 2006
                                    Unaudited
                           (Expressed in U.S. dollars)

Note 1        Nature and Continuance of Operations
              ------------------------------------
              Wildon Productions Inc. (the "Company") was incorporated in the State of Nevada on March 12, 2004 and is in the exploration stage as defined by Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred an accumulated deficit of $32,169 as at August 31, 2006 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash on hand, advances from related parties and/or issuance of common shares.

              The Company filed SB-2 Registration Statement ("SB-2") with the United States Securities and Exchange Commission that was declared effective July 17, 2006, to register 5,950,000 shares of common stock for resale by existing shareholders of the Company at $0.02 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds on the resale of common stock by existing shareholders.

              The President of the Company provided a $10,000 loan on October 4, 2006 to the Company. The amount is unsecured, non-interest bearing, and payable on demand.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Cash and Cash Equivalents
              -------------------------
              The Company considers all highly liquid investments with maturity of three months or less at the time of issuance to be cash equivalents.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 August 31, 2006
                                    Unaudited
                           (Expressed in U.S. dollars)


Note 2        Summary of Significant Accounting Policies (continued)
              ------------------------------------------

              Mineral Property
              ----------------
              The Company has been in the exploration stage since its inception on March 12, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

              Use of Estimates and Assumptions
              ---------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash, accounts payable, and accrued liabilities, and amounts due to a related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Comprehensive Loss
              ------------------
              SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 August 31, 2006
                                    Unaudited
                           (Expressed in U.S. dollars)

Note 2        Summary of Significant Accounting Policies (continued)
              ------------------------------------------

              Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              Basic and Diluted Net Income (Loss) Per Share
              ---------------------------------------------
              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti- dilutive.

              Recent Accounting Pronouncements
              --------------------------------
              In 2006, the FASB has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position. Therefore, a description and its impact for each on the Company's operations and financial position have not been disclosed.

              Interim Financial Statements
              ----------------------------
              These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Note 3        Mineral Property
              ----------------

              Indy Claims Group
              -----------------
              Pursuant to a mineral property purchase agreement dated June 24, 2005, the Company acquired a 100% undivided right, title and interest in two mineral claims, known as "Indy Claims Group", located in the Province of British Columbia, Canada for cash payment of $2,500. During the year ended February 28, 2006 the Company also incurred $1,927 of mineral property costs. Since the mineral claims have no established proven or provable reserves, the acquisition costs of $2,500 were charged to operations during the year ended February 28, 2006. During the six month period ended August 31, 2006 the Company incurred $1,081 of mineral property costs.

              The Property is held in trust by the vendor on behalf of the Company. Upon request from the Company, the title will be recorded in the name of the Company with the appropriate mining recorder. At August 31, 2006, the title to the Property has not been recorded in the name of the Company.

                             WILDON PRODUCTIONS INC.
                         (An Exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 August 31, 2006
                                    Unaudited
                           (Expressed in U.S. dollars)

Note 4        Accrued Liabilities
              -------------------
              As at August 31, 2006, the Company owed $3,500  (February 28, 2006
              - $1,500) for professional fees.


Note 5        Related Party Transactions
              --------------------------
              a) The President of the Company provided management services in the amount of $3,000 during the six month period ended August 31, 2006. Of this amount, $1,000 was owing at August 31, 2006. The President advanced $1,365 (February 28, 2006 - $1,227) to the Company for working capital purposes during the six month period ended August 31, 2006. The amount is unsecured, non-interest bearing, and payable on demand.

              b) From April 1, 2005 to February 28, 2006, the President of the Company provided management services to the Company with a fair value of $200 per month. During the year ended February 28, 2006, donated services of $2,200 (2005 - $Nil) was charged to operations and treated as donated capital. Commencing March 1, 2006 management services of $3,000 ($500 per month) were charged to operations.

              c) Commencing April 1, 2005, the President of the Company provided office space to the Company with a fair value of $150 per month. During the six months ended August 31, 2006, donated rent of $900 (2005: $900) was charged to operations and treated as donated capital.

Note 6        Subsequent Events
              -----------------
              a) The President of the Company provided a $10,000 loan on October 4, 2006 to the Company. The amount is unsecured, non-interest bearing, and payable on demand.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission,100 F Street, N.E., Washington, D.C. 20005. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit;
     and

(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;

(2)  the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)  such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.



Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee            $       21.40
Transfer Agent fees                                            $      500.00
Legal fees and expenses                                        $    3,000.00
Edgar filing fees                                              $      978.60
                                                             ---------------
Total                                                          $    4,500.00
                                                             ===============

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above.

Recent Sales of Unregistered Securities

We have not sold any securities during the past three years without registering them under the Securities Act, except as follows:

We completed an offering of 4,300,000 shares of our common stock at a price of $0.001 per share to a purchaser on October 4, 2005. The total amount received from this offering was $4,000. All these shares were sold to Ms. Ekaterina Popoff. Ms. Popoff is our president, chief executive officer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number        Description

  3.1         Articles of Incorporation*
  3.2         Bylaws*
  5.1         Legal opinion  with consent to use
 10.1         Mineral Property Purchase Agreement dated  June 24, 2005*
 23.1         Consent of Manning Elliott, CA's
 23.3         Consent of Mr.Molak, Ph.D.,P.Geo.*
 99.1         Location map*

*  filed as an exhibit to our registration statement on Form SB-2 dated May 9, 2006

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

     (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on October 25, 2006.

                                            Wildon Productions, Inc.

                                            By:/s/ Ekaterina Popoff
                                            ------------------------------
                                            Ekaterina Popoff
                                            President, Chief Executive Officer,
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE               CAPACITY IN WHICH SIGNED                  DATE
----------              ------------------------                  ----

/s/ Ekaterina Popoff    President, Chief Executive             October 25, 2006
----------------------- Officer, and director
Ekaterina Popoff


/s/ Vladimir Barinov    Secretary, Treasurer                   October 25, 2006
----------------------- Chief Financial Officer,
Vladimir Barinov        principal accounting officer
                        principal financial officer
                        and director